                                                                    EXHIBIT 99.1





                         AGREEMENT AND PLAN OF MERGER

                                BY AND BETWEEN

                            BANK SOUTH CORPORATION

                                     AND

                           NATIONSBANK CORPORATION


                        DATED AS OF SEPTEMBER 4, 1995

                              TABLE OF CONTENTS


                                                                                                   PAGE
                                                                                                   ----
Parties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1
Preamble  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1
ARTICLE 1 - TRANSACTIONS AND TERMS OF MERGER  . . . . . . . . . . . . . . . . . . . . . . .          1
         1.1     Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1
         1.2     Time and Place of Closing  . . . . . . . . . . . . . . . . . . . . . . . .          2
         1.3     Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2
         1.4     Execution of Stock Option Agreement  . . . . . . . . . . . . . . . . . . .          2
ARTICLE 2 - TERMS OF MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2
         2.1     Charter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2
         2.2     Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2
ARTICLE 3 - MANNER OF CONVERTING SHARES . . . . . . . . . . . . . . . . . . . . . . . . . .          3
         3.1     Conversion of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . .          3
         3.2     Anti-Dilution Provisions . . . . . . . . . . . . . . . . . . . . . . . . .          3
         3.3     Shares Held by BSC or NationsBank  . . . . . . . . . . . . . . . . . . . .          3
         3.4     Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          3
         3.5     Conversion of Stock Options  . . . . . . . . . . . . . . . . . . . . . . .          4
ARTICLE 4 - EXCHANGE OF SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          5
         4.1     Exchange Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . .          5
         4.2     Rights of Former BSC Shareholders  . . . . . . . . . . . . . . . . . . . .          6
ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF BSC . . . . . . . . . . . . . . . . . . . . .          6
         5.1     Organization, Standing, and Power  . . . . . . . . . . . . . . . . . . . .          6
         5.2     Authority; No Breach By Agreement  . . . . . . . . . . . . . . . . . . . .          6
         5.3     Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7
         5.4     BSC Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          8
         5.5     SEC Filings; Financial Statements  . . . . . . . . . . . . . . . . . . . .          8
         5.6     Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . .          9
         5.7     Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          9
         5.8     Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         10
         5.9     Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . .         11
         5.10    Compliance With Laws . . . . . . . . . . . . . . . . . . . . . . . . . . .         11
         5.11    Labor Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12
         5.12    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . .         12
         5.13    Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . .         14
         5.14    Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         15
         5.15    Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         15
         5.16    Statements True and Correct  . . . . . . . . . . . . . . . . . . . . . . .         15
         5.17    Accounting, Tax and Regulatory Matters . . . . . . . . . . . . . . . . . .         16
         5.18    State Takeover Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . .         16
         5.19    Charter Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . .         16
         5.20    Rights Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         16

         5.21    Derivatives Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . .         16
ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF NATIONSBANK . . . . . . . . . . . . . . . . .         17
         6.1     Organization, Standing, and Power  . . . . . . . . . . . . . . . . . . . .         17
         6.2     Authority; No Breach By Agreement  . . . . . . . . . . . . . . . . . . . .         17
         6.3     Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         18
         6.4     SEC Filings; Financial Statements  . . . . . . . . . . . . . . . . . . . .         18
         6.5     Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . .         19
         6.6     Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         19
         6.8     Compliance With Laws . . . . . . . . . . . . . . . . . . . . . . . . . . .         19
         6.8     Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         20
         6.9     Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         20
         6.10    Statements True and Correct  . . . . . . . . . . . . . . . . . . . . . . .         20
         6.12    Tax, and Regulatory Matters  . . . . . . . . . . . . . . . . . . . . . . .         21
ARTICLE 7 - CONDUCT OF BUSINESS PENDING CONSUMMATION  . . . . . . . . . . . . . . . . . . .         21
         7.1     Affirmative Covenants of BSC . . . . . . . . . . . . . . . . . . . . . . .         21
         7.2     Negative Covenants of BSC  . . . . . . . . . . . . . . . . . . . . . . . .         21
         7.3     Covenants of NationsBank . . . . . . . . . . . . . . . . . . . . . . . . .         24
         7.4     Adverse Changes in Condition . . . . . . . . . . . . . . . . . . . . . . .         24
         7.5     Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         24
ARTICLE 8 - ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         24
         8.1     Registration Statement; Proxy Statement; Shareholder Approval  . . . . . .         24
         8.2     Exchange Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         25
         8.3     Applications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         25
         8.4     Filings with State Offices . . . . . . . . . . . . . . . . . . . . . . . .         25
         8.5     Agreement as to Efforts to Consummate  . . . . . . . . . . . . . . . . . .         25
         8.6     Investigation and Confidentiality  . . . . . . . . . . . . . . . . . . . .         25
         8.7     Press Releases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         26
         8.8     Certain Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         26
         8.9     Accounting and Tax Treatment . . . . . . . . . . . . . . . . . . . . . . .         27
         8.10    State Takeover Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . .         27
         8.11    Charter Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . .         27
         8.12    Rights Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         27
         8.13    Agreements of Affiliates . . . . . . . . . . . . . . . . . . . . . . . . .         27
         8.14    Employee Benefits and Contracts  . . . . . . . . . . . . . . . . . . . . .         28
         8.15    Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         28
         8.16    Bank Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         29
ARTICLE 9 - CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE . . . . . . . . . . . . . . .         29
         9.1     Conditions to Obligations of Each Party  . . . . . . . . . . . . . . . . .         29
         9.2     Conditions to Obligations of NationsBank . . . . . . . . . . . . . . . . .         31
         9.3     Conditions to Obligations of BSC . . . . . . . . . . . . . . . . . . . . .         32

ARTICLE 10 - TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         32
         10.1    Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         32
         10.2    Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . .         36
         10.3    Non-Survival of Representations and Covenants  . . . . . . . . . . . . . .         36
ARTICLE 11 - MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         36
         11.1    Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         36
         11.2    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         45
         11.3    Brokers and Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . .         45
         11.4    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         45
         11.5    Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         45
         11.6    Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         45
         11.7    Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         46
         11.8    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         46
         11.9    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         47
         11.10   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         47
         11.11   Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         47
         11.12   Interpretations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         47
         11.13   Enforcement of Agreement . . . . . . . . . . . . . . . . . . . . . . . . .         48
         11.14   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         48
Signatures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         48

                               LIST OF EXHIBITS


EXHIBIT NUMBER   DESCRIPTION
- --------------   -----------
    1.           Form of Stock Option Agreement.  (Section 1.4).

    2.           Form of agreement of affiliates of BSC.  (Section Section 8.13, 9.2(e)).

    3.           Bank Plan of Merger.  (Section 8.16).

                         AGREEMENT AND PLAN OF MERGER


        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of September 4, 1995, by and between BANK SOUTH CORPORATION ("BSC"), a Georgia corporation having its principal office located in Atlanta, Georgia; and NATIONSBANK CORPORATION ("NationsBank"), a North Carolina corporation having its principal office located in Charlotte, North Carolina.


                                   PREAMBLE

        The Boards of Directors of BSC and NationsBank are of the opinion that the transactions described herein are in the best interests of the parties and their respective shareholders. This Agreement provides for the acquisition of BSC by NationsBank pursuant to the merger of BSC with and into NationsBank. At the effective time of such merger, the outstanding shares of the capital stock of BSC shall be converted into the right to receive shares of the common stock of NationsBank (except as provided herein). As a result, shareholders of BSC shall become shareholders of NationsBank. The transactions described in this Agreement are subject to the approvals of the shareholders of BSC, the Board of Governors of the Federal Reserve System, the Georgia Department of Banking and Finance, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and for accounting purposes shall qualify for treatment as a pooling of interests.

        Immediately after the execution and delivery of this Agreement, as a condition and inducement to NationsBank's willingness to enter into this Agreement, BSC and NationsBank are entering into a Stock Option Agreement (the "Stock Option Agreement"), in substantially the form of Exhibit 1, pursuant to which BSC is granting to NationsBank an option to purchase shares of BSC Common Stock.

        Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

        NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:


                                  ARTICLE 1
                       TRANSACTIONS AND TERMS OF MERGER

        1.1 MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, BSC shall be merged with and into NationsBank in accordance with the provisions of Sections 14-2-1101 and 14-2-1107(a) of the GBCC and Sections 55-11-01 and 55-11-07(a) of the NCBCA and with the effect provided in Sections 14-2-1106 and 14-2-1107(b) of the GBCC and Sections 55-11-06 and 55-11-07(b) of the NCBCA (the "Merger"). NationsBank shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of North Carolina. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of BSC and NationsBank.

        1.2 TIME AND PLACE OF CLOSING. The Closing will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their chief executive officers or chief financial officers, may mutually agree. The place of Closing shall be at such location as may be mutually agreed upon by the Parties.

        1.3 EFFECTIVE TIME. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Georgia Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Georgia and the North Carolina Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of North Carolina (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officers or chief financial officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on or before the fifth business day (as designated by NationsBank) following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the shareholders of BSC approve this Agreement to the extent such approval is required by applicable Law.

        1.4 EXECUTION OF STOCK OPTION AGREEMENT. Immediately after the execution of this Agreement and as a condition thereto, BSC is executing and delivering to NationsBank the Stock Option Agreement.


                                  ARTICLE 2
                               TERMS OF MERGER

        2.1      CHARTER.   The Articles of Incorporation of NationsBank in
effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until otherwise amended or repealed.

        2.2 BYLAWS. The Bylaws of NationsBank in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

                                  ARTICLE 3
                         MANNER OF CONVERTING SHARES

        3.1      CONVERSION OF SHARES.  Subject to the provisions of this
Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of NationsBank or BSC, or the shareholders of either of the foregoing, the shares of the constituent corporations shall be converted as follows:

                 (a) Each share of NationsBank Capital Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                 (b) Each share of BSC Common Stock (including any associated BSC Rights, but excluding shares held by any BSC Company or any NationsBank Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for 0.44 of a share of NationsBank Common Stock (subject to possible adjustment pursuant to Section 10.1(g) of this Agreement, the "Exchange Ratio").

        3.2 ANTI-DILUTION PROVISIONS. In the event NationsBank changes the number of shares of NationsBank Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

        3.3 SHARES HELD BY BSC OR NATIONSBANK. Each of the shares of BSC Common Stock held by any BSC Company or by any NationsBank Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

        3.4 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, each holder of shares of BSC Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of NationsBank Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of NationsBank Common Stock multiplied by the market value of one share of NationsBank Common Stock at the Effective Time. The market value of one share of NationsBank Common Stock at the Effective Time shall be the closing price of such common stock on the NYSE-Composite Transactions List (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by NationsBank) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

        3.5      CONVERSION OF STOCK OPTIONS.

                 (a) At the Effective Time, each option or other right to purchase shares of BSC Common Stock pursuant to stock options or stock appreciation rights ("BSC Options") granted by BSC under the BSC Stock Plans, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to NationsBank Common Stock, and NationsBank shall assume each BSC Option, in accordance with the terms of the BSC Stock Plan and stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) NationsBank and its Compensation Committee shall be substituted for BSC and the Committee of BSC's Board of Directors (including, if applicable, the entire Board of Directors of BSC) administering such BSC Stock Plan, (ii) each BSC Option assumed by NationsBank may be exercised solely for shares of NationsBank Common Stock (or cash in the case of stock appreciation rights), (iii) the number of shares of NationsBank Common Stock subject to such BSC Option shall be equal to the number of shares of BSC Common Stock subject to such BSC Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iv) the per share exercise price under each such BSC Option shall be adjusted by dividing the per share exercise price under each such BSC Option by the Exchange Ratio and rounding up to the nearest cent. Notwithstanding the provisions of clause (iii) of the preceding sentence, NationsBank shall not be obligated to issue any fraction of a share of NationsBank Common Stock upon exercise of BSC Options and any fraction of a share of NationsBank Common Stock that otherwise would be subject to a converted BSC Option shall represent the right to receive a cash payment equal to the product of such fraction and the difference between the market value of one share of NationsBank Common Stock and the per share exercise price of such Option. The market value of one share of NationsBank Common Stock shall be the closing price of such common stock on the NYSE-Composite Transactions List (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by NationsBank) on the last trading day preceding the Effective Time. In addition, notwithstanding the provisions of clauses (iii) and (iv) of the first sentence of this Section 3.5, each BSC Option which is an "incentive stock option" shall be adjusted as required by
Section 424 of the Internal Revenue Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code. BSC agrees to take all necessary steps to effectuate the foregoing provisions of this Section 3.5.

                 (b) As soon as practicable after the Effective Time, NationsBank shall deliver to the participants in each BSC Stock Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants pursuant to such BSC Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 3.5(a) after giving effect to the Merger), and NationsBank shall comply with the terms of each BSC Stock Plan to ensure, to the extent required by, and subject to the provisions of, such BSC Stock Plan, that BSC Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. At or prior to the Effective Time, NationsBank shall take all corporate action necessary to reserve for issuance sufficient shares of NationsBank Common Stock for delivery upon exercise of BSC Options assumed by it in accordance with this Section 3.5. As soon as practicable after the Effective Time, NationsBank shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of NationsBank Common Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, NationsBank shall administer the BSC Option Plan assumed pursuant to this
Section 3.5 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the BSC Option Plan complied with such rule prior to the Merger.

                 (c) All restrictions or limitations on transfer with respect to BSC Common Stock awarded under the BSC Stock Plans or any other plan, program, or arrangement of any BSC Company, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plan, program, or arrangement, shall remain in full force and effect with respect to shares of NationsBank Common Stock into which such restricted stock is converted pursuant to Section 3.1 of this Agreement.


                                  ARTICLE 4
                              EXCHANGE OF SHARES

        4.1 EXCHANGE PROCEDURES. Promptly after the Effective Time, NationsBank and BSC shall cause the exchange agent selected by NationsBank (the "Exchange Agent") to mail to the former shareholders of BSC appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of BSC Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of BSC Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement. To the extent required by Section 3.4 of this Agreement, each holder of shares of BSC Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of NationsBank Common Stock to which such holder may be otherwise entitled (without interest). NationsBank shall not be obligated to deliver the consideration to which any former holder of BSC Common Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing the shares of BSC Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of BSC Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither the Surviving Corporation nor the Exchange Agent shall be liable to a holder of BSC Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property LAW.

        4.2 RIGHTS OF FORMER BSC SHAREHOLDERS. At the Effective Time, the stock transfer books of BSC shall be closed as to holders of BSC Common Stock immediately prior to the Effective Time and no transfer of BSC Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of BSC Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.4 of this Agreement in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by BSC in respect of such shares of BSC Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. Whenever a dividend or other distribution is declared by NationsBank on the NationsBank Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but beginning 30 days after the Effective Time no dividend or other distribution payable to the holders of record of NationsBank Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of BSC Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such BSC Common Stock certificate, both the NationsBank Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.


                                  ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF BSC

        BSC hereby represents and warrants to NationsBank as follows:

        5.1 ORGANIZATION, STANDING, AND POWER. BSC is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its material Assets. BSC is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BSC.

        5.2      AUTHORITY; NO BREACH BY AGREEMENT.

                 (a) BSC has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of BSC, subject to the approval of this Agreement by the holders of a majority of the outstanding shares of BSC Common Stock, which is the only shareholder vote required for approval of this Agreement and consummation of the Merger by BSC. Subject to such requisite shareholder approval, this Agreement represents a legal, valid, and binding obligation of BSC, enforceable against BSC in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                 (b) Neither the execution and delivery of this Agreement by BSC, nor the consummation by BSC of the transactions contemplated hereby, nor compliance by BSC with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of BSC's Articles of Incorporation or Bylaws, or, (ii) except as disclosed in Section 5.2(b)(ii) of the BSC Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any BSC Company under, any Contract or Permit of any BSC Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BSC, or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any BSC Company or any of their respective material Assets.

                 (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BSC, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by BSC of the Merger and the other transactions contemplated in this Agreement.

        5.3      CAPITAL STOCK.

                 (a) The authorized capital stock of BSC consists of (i) 100,000,000 shares of BSC Common Stock, of which 58,750,868 shares are issued and outstanding as of the date of this Agreement and not more than 61,451,063 shares will be issued and outstanding at the Effective Time, and (ii) 5,000,000 shares of preferred stock, par value $25.00 per share, none of which is issued and outstanding. All of the issued and outstanding shares of capital stock of BSC are duly and validly issued and outstanding and are fully paid and nonassessable under the GBCC. None of the outstanding shares of capital stock of BSC has been issued in violation of any preemptive rights of the current or past shareholders of BSC. BSC has reserved 4,105,693 shares of BSC Common Stock for issuance under the BSC Stock Plans, pursuant to which options to purchase not more than 2,510,195 shares of BSC Common Stock are outstanding.

                 (b) Except as set forth in Section 5.3(a) of this Agreement, or as provided pursuant to the Stock Option Agreement, the BSC Dividend Reinvestment and Stock Purchase Plan or the BSC Rights Agreement, there are no shares of capital stock or other equity securities of BSC outstanding and no outstanding Rights relating to the capital stock of BSC.

        5.4 BSC SUBSIDIARIES. BSC has disclosed in Section 5.4 of the BSC Disclosure Memorandum all of the BSC Subsidiaries as of the date of this Agreement. Except as disclosed in Section 5.4 of the BSC Disclosure Memorandum, BSC or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each BSC Subsidiary. No equity securities of any BSC Subsidiary are or may become required to be issued (other than to another BSC Company) by reason of any Rights, and there are no Contracts by which any BSC Subsidiary is bound to issue (other than to another BSC Company) additional shares of its capital stock or Rights or by which any BSC Company is or may be bound to transfer any shares of the capital stock of any BSC Subsidiary (other than to another BSC Company). There are no Contracts relating to the rights of any BSC Company to vote or to dispose of any shares of the capital stock of any BSC Subsidiary. All of the shares of capital stock of each BSC Subsidiary held by a BSC Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the BSC Company free and clear of any Lien. Each BSC Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each BSC Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BSC. Each BSC Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or Savings Association Insurance Fund.

        5.5      SEC FILINGS; FINANCIAL STATEMENTS.

                 (a) BSC has filed and made available to NationsBank all forms, reports, and documents required to be filed by BSC with the SEC since December 31, 1992 (collectively, the "BSC SEC Reports"). The BSC SEC Reports
(i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and
(ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such BSC SEC Reports or necessary in order to make the statements in such BSC SEC Reports, in light of the circumstances under which they were made, not misleading. Except for BSC Subsidiaries that are registered as a broker, dealer or investment advisor, none of BSC's Subsidiaries is required to file any forms, reports, or other documents with the SEC.

                 (b) Each of the BSC Financial Statements (including, in each case, any related notes) contained in the BSC SEC Reports, including any BSC SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements, or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented the consolidated financial position of BSC and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

        5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since June 30, 1995, except as disclosed in Section 5.6 of the BSC Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BSC, and (ii) the BSC Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of BSC provided in Article 7 of this Agreement.

        5.7      TAX MATTERS.

                 (a) All Tax Returns required to be filed by or on behalf of any of the BSC Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1994, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on BSC, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on BSC, except as reserved against in the BSC Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.7 of the BSC Disclosure Memorandum. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

                 (b) Except as disclosed in Section 5.7 of the BSC Disclosure Memorandum, none of the BSC Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect.

                 (c) Adequate provision for any Taxes due or to become due for any of the BSC Companies for the period or periods through and including the date of the respective BSC Financial Statements has been made and is reflected on such BSC Financial Statements, except as disclosed in Section 5.7 of the BSC Disclosure Memorandum.

                 (d) Deferred Taxes of the BSC Companies have been adequately provided for in the BSC Financial Statements.

                 (e) Each of the BSC Companies is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BSC.

                 (f) Except as disclosed in Section 5.7 of the BSC Disclosure Memorandum, none of the BSC Companies has made any payments, is obligated to make any payments, or is a party to any contract, agreement, or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

                 (g) There are no Liens with respect to Taxes upon any of the assets of the BSC Companies.

                 (h) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of the BSC Companies that occurred during or after any Taxable Period in which the BSC Companies incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1994.

                 (i) No BSC Company has filed any consent under Section 341(f) of the Internal Revenue Code concerning collapsible corporation.

                 (j) All material elections with respect to Taxes affecting the BSC Companies as of the date of this Agreement have been or will be timely made as set forth in Section 5.7 of the BSC Disclosure Memorandum. After the date hereof, other than as set forth in Section 5.7 of the BSC Disclosure Memorandum, no election with respect to Taxes will be made without the prior written consent of NationsBank, which consent will not be unreasonably withheld.

                 (k) No BSC Company has or has had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

        5.8 ASSETS. Except as disclosed in Section 5.8 of the BSC Disclosure Memorandum, the BSC Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All tangible properties used in the businesses of the BSC Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with BSC's past practices. All Assets which are material to BSC's business on a consolidated basis, held under leases or subleases by any of the BSC Companies, are held under valid Contracts enforceable in accordance with their respective terms

(except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The BSC Companies currently maintain insurance similar in amounts, scope, and coverage to that maintained by other peer banking organizations. None of the BSC Companies has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. Except as disclosed in Section 5.8 of the BSC Disclosure Memorandum, there are presently no claims pending under such policies of insurance and no notices have been given by any BSC Company under such policies. The Assets of the BSC Companies include all Assets required to operate the business of the BSC Companies as presently conducted.

        5.9      ENVIRONMENTAL MATTERS.

                 (a)     To the Knowledge of BSC, except as disclosed in
Section 5.9 of the BSC Disclosure Memorandum, each BSC Company, its Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BSC.

                 (b) Except as disclosed in Section 5.9 of the BSC Disclosure Memorandum, there is no Litigation pending, or, to the Knowledge of BSC, threatened before any court, governmental agency, or authority or other forum in which any BSC Company or any of its Loan Properties or Participation Facilities (or any BSC Company in respect of any such Loan Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving any of its Loan Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BSC.

                 (c)     To the Knowledge of BSC, except as disclosed in
Section 5.9 of the BSC Disclosure Memorandum, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BSC.

                 (d)     To the Knowledge of BSC, except as disclosed in
Section 5.9 of the BSC Disclosure Memorandum, there have been no releases of Hazardous Material in, on, under, or affecting any Participation Facility or Loan Property of a BSC Company, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BSC.

        5.10 COMPLIANCE WITH LAWS. BSC is duly registered as a bank holding company under the BHC Act. Each BSC Company has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those

Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BSC, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BSC. None of the BSC Companies:

                 (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BSC; and

                 (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any BSC Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BSC, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BSC, or
       (iii) requiring any BSC Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

        5.11 LABOR RELATIONS. No BSC Company is the subject of any Litigation asserting that it or any other BSC Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other BSC Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any BSC Company, pending or threatened, or to the Knowledge of BSC, is there any activity involving any BSC Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

        5.12     EMPLOYEE BENEFIT PLANS.

                 (a)     BSC has disclosed in Section 5.12 of the BSC
Disclosure Memorandum, and has delivered or made available to NationsBank prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any BSC Company or ERISA Affiliate (as defined below) thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "BSC Benefit Plans"). Any of the BSC Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "BSC ERISA Plan." Each BSC ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "BSC Pension Plan." No BSC Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

                 (b) Except as disclosed in Section 5.12 of the BSC Disclosure Memorandum, all BSC Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BSC, and each BSC ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and BSC is not aware of any circumstances likely to result in revocation of any such favorable determination letter. Except as disclosed in Section 5.12 of the BSC Disclosure Memorandum, to the Knowledge of BSC, no BSC Company has engaged in a transaction with respect to any BSC Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any BSC Company to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BSC.

                 (c) Except as disclosed in Section 5.12 of the BSC Disclosure Memorandum, no BSC Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. Except as disclosed in Section 5.12 of the BSC Disclosure Memorandum, since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any BSC Pension Plan, (ii) no change in the actuarial assumptions with respect to any BSC Pension Plan, and (iii) no increase in benefits under any BSC Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BSC or materially adversely affect the funding status of any such plan. Neither any BSC Pension Plan nor any "single-employer plan," within the meaning of
Section 4001(a)(15) of ERISA, currently or formerly maintained by any BSC Company, or the single- employer plan of any entity which is considered one employer with BSC under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of
Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a Material Adverse Effect on BSC. No BSC Company has provided, or is required to provide, security to a BSC Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

                 (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any BSC Company with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Material Adverse Effect on BSC. No BSC Company has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Material Adverse Effect on BSC. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any BSC Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

                 (e) Except as disclosed in Section 5.12 of the BSC Disclosure Memorandum, no BSC Company has any Liability for retiree health and life benefits under any of the BSC Benefit Plans and there are no restrictions on the rights of such BSC Company to amend or terminate any such Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on BSC.

                 (f) Except as disclosed in Section 5.12 of the BSC Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any BSC Company from any BSC Company under any BSC Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any BSC Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BSC.

                 (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any BSC Company and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the BSC Financial Statements to the extent required by and in accordance with GAAP.

        5.13 MATERIAL CONTRACTS. Except as disclosed in Section 5.13 of the BSC Disclosure Memorandum, none of the BSC Companies, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $100,000, (ii) any Contract relating to the borrowing of money by any BSC Company or the guarantee by any BSC Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), and (iii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by BSC with the SEC as of the date of this Agreement that has not been filed as an exhibit to BSC's Form 10-K filed for the fiscal year ended December 31, 1994, or in another SEC Document and identified to NationsBank (together with all Contracts referred to in Sections 5.8 and 5.12(a) of this Agreement, the "BSC

Contracts").  With respect to each BSC Contract and except as disclosed in
Section 5.13 of the BSC Disclosure Memorandum: (i) the Contract is in full force and effect; (ii) no BSC Company is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BSC; (iii) no BSC Company has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of BSC, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BSC, or has repudiated or waived any material provision thereunder. Except for Federal Home Loan Bank advances, all of the indebtedness of any BSC Company for money borrowed is prepayable at any time by such BSC Company without penalty or premium.

        5.14 LEGAL PROCEEDINGS. Except as disclosed in Section 5.14 of the BSC Disclosure Memorandum, there is no Litigation instituted or pending, or, to the Knowledge of BSC, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any BSC Company, or against any Asset, employee benefit plan, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BSC, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any BSC Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BSC. Section 5.14 of the BSC Disclosure Memorandum includes a summary report of all Litigation as of the date of this Agreement to which any BSC Company is a party and which names a BSC Company as a defendant or cross-defendant and where the estimated maximum exposure to be $300,000 or more.

        5.15 REPORTS. Since January 1, 1992, or the date of organization if later, each BSC Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BSC). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

        5.16 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by any BSC Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by NationsBank with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any BSC Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to BSC's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by a BSC Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of BSC, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any BSC Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

        5.17 ACCOUNTING, TAX, AND REGULATORY MATTERS. No BSC Company or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in
Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

        5.18 STATE TAKEOVER LAWS. Each BSC Company has taken all necessary action to exempt the transactions contemplated by this Agreement from any applicable "moratorium," "control share," "fair price," "business combination," or other anti-takeover laws and regulations of the State of Georgia (collectively, "Takeover Laws"), including Sections 14-2-1111 and 14-2-1132 of the GBCC.

        5.19 CHARTER PROVISIONS. Each BSC Company has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws, or other governing instruments of any BSC Company or restrict or impair the ability of NationsBank or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any BSC Company that may be directly or indirectly acquired or controlled by it.

        5.20 RIGHTS AGREEMENT. BSC has taken all necessary action (including, if required, redeeming all of the outstanding BSC Rights or amending or terminating the BSC Rights Agreement) so that the entering into of this Agreement and consummation of the Merger and the other transactions contemplated hereby do not and will not result in the ability of any Person to exercise any BSC Rights under the BSC Rights Agreement or enable or require the BSC Rights to be separated from the shares of BSC Common Stock to which they are attached or to be triggered or become exercisable.

        5.21 DERIVATIVES CONTRACTS. Neither BSC nor any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial contract, or any other interest rate or foreign currency protection contract not included on its balance sheet which is a financial derivative contract (including various combinations thereof) (each a "Derivatives Contract"), except for those Derivatives Contracts set forth in
Section 5.21 of the BSC Disclosure Memorandum.


                                  ARTICLE 6
                REPRESENTATIONS AND WARRANTIES OF NATIONSBANK

        NationsBank hereby represents and warrants to BSC as follows:

        6.1      ORGANIZATION, STANDING, AND POWER.   NationsBank is a
corporation duly organized, validly existing, and in good standing under the Laws of the State of North Carolina, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its material Assets. NationsBank is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NationsBank.

        6.2      AUTHORITY; NO BREACH BY AGREEMENT.

                 (a) NationsBank has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of NationsBank. Subject to such requisite shareholder approval, this Agreement represents a legal, valid, and binding obligation of NationsBank, enforceable against NationsBank in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                 (b) Neither the execution and delivery of this Agreement by NationsBank, nor the consummation by NationsBank of the transactions contemplated hereby, nor compliance by NationsBank with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of NationsBank's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any NationsBank Company under, any Contract or Permit of any NationsBank Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NationsBank, or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any NationsBank Company or any of their respective material Assets.

                 (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NYSE, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NationsBank, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by NationsBank of the Merger and the other transactions contemplated in this Agreement.

        6.3 CAPITAL STOCK. The authorized capital stock of NationsBank consists of (i) 800,000,000 shares of NationsBank Common Stock, of which 270,039,586 shares were issued and outstanding as of July 31, 1995, and (ii) 45,000,000 shares of NationsBank Preferred Stock, of which 2,553,552 shares of ESOP Convertible Preferred Stock, Series C, were issued and outstanding as of June 30, 1995. All of the issued and outstanding shares of NationsBank Capital Stock are, and all of the shares of NationsBank Common Stock to be issued in exchange for shares of BSC Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the NCBCA. None of the outstanding shares of NationsBank Capital Stock has been, and none of the shares of NationsBank Common Stock to be issued in exchange for shares of BSC Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of NationsBank.

        6.4      SEC FILINGS; FINANCIAL STATEMENTS.

                 (a) NationsBank has filed and made available to BSC all forms, reports, and documents required to be filed by NationsBank with the SEC since December 31, 1992, other than registration statements on Forms S-4 and S-8 (collectively, the "NationsBank SEC Reports"). The NationsBank SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and
(ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such NationsBank SEC Reports or necessary in order to make the statements in such NationsBank SEC Reports, in light of the circumstances under which they were made, not misleading.

                 (b) Each of the NationsBank Financial Statements (including, in each case, any related notes) contained in the NationsBank SEC Reports, including any NationsBank SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented the consolidated financial position of NationsBank and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

        6.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since June 30, 1995, except as disclosed in the NationsBank Financial Statements delivered prior to the date of this Agreement, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NationsBank, and (ii) the NationsBank Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of NationsBank provided in
Article 7 of this Agreement.

        6.6      TAX MATTERS.

                 (a) All Tax Returns required to be filed by or on behalf of any of the NationsBank Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1994, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on NationsBank, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on NationsBank, except as reserved against in the NationsBank Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

                 (b) Adequate provision for any Taxes due or to become due for any of the NationsBank Companies for the period or periods through and including the date of the respective NationsBank Financial Statements has been made and is reflected on such NationsBank Financial Statements.

                 (c) Deferred Taxes of the NationsBank Companies have been adequately provided for in the NationsBank Financial Statements.

        6.7 COMPLIANCE WITH LAWS. NationsBank is duly registered as a bank holding company under the BHC Act. Each NationsBank Company has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NationsBank, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NationsBank. No NationsBank Company:

                 (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NationsBank; and

                 (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any NationsBank Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NationsBank, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NationsBank, or (iii) requiring any NationsBank Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

        6.8 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of NationsBank, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any NationsBank Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NationsBank, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any NationsBank Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NationsBank.

        6.9 REPORTS. Since January 1, 1992, or the date of organization if later, each NationsBank Company has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NationsBank). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

        6.10 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by any NationsBank Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by NationsBank with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any NationsBank Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to BSC's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by any NationsBank Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of BSC, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any NationsBank Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

        6.11 TAX AND REGULATORY MATTERS. No NationsBank Company or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.


                                  ARTICLE 7
                   CONDUCT OF BUSINESS PENDING CONSUMMATION

        7.1 AFFIRMATIVE COVENANTS OF BSC. Unless the prior written consent of NationsBank shall have been obtained, and except as otherwise expressly contemplated herein, BSC shall and shall cause each of its Subsidiaries to (i) operate its business only in the usual, regular, and ordinary course, (ii) preserve intact its business organization and Assets and maintain its rights and franchises, (iii) use its reasonable efforts to maintain its current employee relationships, and (iv) take no action which would (a) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) of this Agreement, or (b) adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

        7.2 NEGATIVE COVENANTS OF BSC. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, BSC covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer, president, chief financial officer, or any executive vice president of NationsBank:

                 (a) amend the Articles of Incorporation, Bylaws, or other governing instruments of any BSC Company or, except as expressly contemplated by this Agreement, the BSC Rights Agreement, or

                 (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a BSC Company to another BSC Company) in excess of an aggregate of $500,000 (for the BSC Companies on a consolidated basis) except in the ordinary course of the business of BSC Subsidiaries consistent with past practices (which shall include, for BSC Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any BSC Company of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the BSC Disclosure Memorandum); or

                 (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any BSC Company, or declare or pay any dividend or make any other distribution in respect of BSC's capital stock, provided that BSC may (to the extent legally and contractually permitted to do so), but shall not be obligated to, declare and pay regular quarterly cash dividends on the shares of BSC Common Stock at a rate not in excess of $.14 per share with usual and regular record and payment dates in accordance with past practice disclosed in Section 7.2(c) of the BSC Disclosure Memorandum and such dates may not be changed without the prior written consent of NationsBank; provided, that, notwithstanding the provisions of Section 1.3, the Parties shall cooperate in selecting the Effective Time to ensure that, with respect to the quarterly period in which the Effective Time occurs, the holders of BSC Common Stock do not receive both a dividend in respect of their BSC Common Stock and a dividend in respect of NationsBank Common Stock or fail to receive any dividend; or

                 (d) except for this Agreement, or pursuant to the Stock Option Agreement or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in Section 7.2(d) of the BSC Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of BSC Common Stock or any other capital stock of any BSC Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

                 (e) adjust, split, combine, or reclassify any capital stock of any BSC Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of BSC Common Stock, or sell, lease, mortgage, or otherwise dispose of or otherwise encumber (x) any shares of capital stock of any BSC Subsidiary (unless any such shares of stock are sold or otherwise transferred to another BSC Company) or (y) any Asset other than in the ordinary course of business for reasonable and adequate consideration; or

                 (f) except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of three years or less, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned BSC Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iii) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

                 (g) grant any increase in compensation or benefits to the employees or officers of any BSC Company, except in accordance with past practice disclosed in Section 7.2(g) of the BSC Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement or as otherwise disclosed in Section 7.2(g) of the BSC Disclosure Memorandum; enter into or amend any severance agreements with officers of any BSC Company; grant any material increase in fees or other increases in compensation or other benefits to directors of any BSC Company except in accordance with past practice disclosed in Section 7.2(g) of the BSC Disclosure Memorandum; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; or

                 (h) enter into or amend any employment Contract between any BSC Company and any Person (unless such amendment is required by Law) that the BSC Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

                 (i) adopt any new employee benefit plan of any BSC Company or make any material change in or to any existing employee benefit plans of any BSC Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

                 (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

                 (k) except as disclosed in Section 7.2(k) of the BSC Disclosure Memorandum, commence any Litigation other than in accordance with past practice or settle any Litigation involving any Liability of any BSC Company for material money damages or restrictions upon the operations of any BSC Company; or

                 (l) except in the ordinary course of business, modify, amend, or terminate any material Contract or waive, release, compromise, or assign any material rights or claims.

        7.3 COVENANTS OF NATIONSBANK. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, NationsBank covenants and agrees that it shall (i) continue to conduct its business and the business of its Subsidiaries in a manner designed in its reasonable judgment, to enhance the long-term value of the NationsBank Common Stock and the business prospects of the NationsBank Companies, and (ii) take no action which would (a) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) of this Agreement, or (b) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement; provided, that the foregoing shall not prevent any NationsBank Company from discontinuing or disposing of any of its Assets or business if such action is, in the judgment of NationsBank, desirable in the conduct of the business of NationsBank and its Subsidiaries.

        7.4 ADVERSE CHANGES IN CONDITION. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the SAME.

        7.5 REPORTS. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.


                                  ARTICLE 8
                            ADDITIONAL AGREEMENTS

        8.1 REGISTRATION STATEMENT; PROXY STATEMENT; SHAREHOLDER APPROVAL. As soon as practicable after execution of this Agreement, NationsBank shall file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of NationsBank Common Stock upon consummation of the Merger. BSC shall furnish all information concerning it and the holders of its capital stock as NationsBank may reasonably request in connection with such action.
BSC shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with the Shareholders' Meeting, (i) BSC shall prepare and file with the SEC a Proxy Statement and mail such Proxy Statement to its shareholders, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (iii) the Board of Directors of BSC shall recommend (subject to compliance with their fiduciary duties as advised by counsel) to its shareholders the approval of this Agreement, and (iv) the Board of Directors and officers of BSC shall (subject to compliance with their fiduciary duties as advised by counsel) use their reasonable efforts to obtain such shareholders' approval.

        8.2 EXCHANGE LISTING. NationsBank shall use its reasonable efforts to list, prior to the Effective Time, on the NYSE, subject to official notice of issuance, the shares of NationsBank Common Stock to be issued to the holders of BSC Common Stock pursuant to the Merger.

        8.3 APPLICATIONS. NationsBank shall promptly prepare and file, and BSC shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

        8.4 FILINGS WITH STATE OFFICES. Upon the terms and subject to the conditions of this Agreement, NationsBank shall execute and file the Georgia Certificate of Merger with the Secretary of State of the State of Georgia and the North Carolina Articles of Merger with the Secretary of State of the State of North Carolina in connection with the Closing.

        8.5 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in
Article 9 of this Agreement; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

        8.6      INVESTIGATION AND CONFIDENTIALITY.

                 (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

                 (b) In addition to the Parties' respective obligations under the Confidentiality Agreements, each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

                 (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant, or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

        8.7 PRESS RELEASES. Prior to the Effective Time, BSC and NationsBank shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this
Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

        8.8 CERTAIN ACTIONS. Except with respect to this Agreement and the transactions contemplated hereby, no BSC Company nor any Affiliate thereof nor any Representatives thereof retained by any BSC Company shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of BSC's Board of Directors as advised by Alston & Bird or other outside counsel reasonably acceptable to NationsBank, no BSC Company or any Affiliate or Representative thereof shall furnish any non- public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but BSC may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel. BSC shall promptly notify NationsBank orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. BSC shall (i) immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause of all its Representatives not to engage in any of the foregoing.

        8.9 ACCOUNTING AND TAX TREATMENT. Merger, and to take no action which would cause the Merger not, to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes. BSC undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action that would cause the Merger not, to qualify for pooling-of-interests accounting treatment.

        8.10 STATE TAKEOVER LAWS. Each BSC Company shall take all necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Laws, including Sections 14-2-1111 and 14-2-1132 of the GBCC.

        8.11 CHARTER PROVISIONS. Each BSC Company shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws, or other governing instruments of any BSC Company or restrict or impair the ability of NationsBank or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any BSC Company that may be directly or indirectly acquired or controlled by it.

        8.12 RIGHTS AGREEMENT. BSC shall take all necessary action (including, if required, redeeming all of the outstanding BSC Rights or amending or terminating the BSC Rights Agreement) so that the entering into of this Agreement and consummation of the Merger and the other transactions contemplated hereby do not and will not result in the ability of any Person to exercise any BSC Rights under the BSC Rights Agreement or enable or require the BSC Rights to be separated from the shares of BSC Common Stock to which they are attached or to be triggered or become exercisable.

        8.13     AGREEMENT OF AFFILIATES.   BSC has disclosed in Section 8.13 of
the BSC Disclosure Memorandlum all Persons whom it reasonably believes is an "affiliate" of BSC for purposes of Rule 145 under the 1933 Act. BSC shall use its reasonable efforts to cause each such Person to deliver to NationsBank not later than 30 days prior to the Effective Time, a written agreement, substantially in the form of Exhibit 2, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of BSC Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of NationsBank Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and if the Merger will be accounted for as a pooling of interests until such time as financial results covering at least 30 days of combined operations of NationsBank and BSC have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. If the Merger is accounted for using the pooling-of-interests method of accounting, shares of NationsBank Common Stock issued to such affiliates of BSC in exchange for shares of BSC Common Stock shall not be transferable until such time as financial results covering at least 30 days of combined operations of NationsBank and BSC have been published within the meaning of Section 201.01 of the SEC's Codification of Financial

Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 8.13 (and NationsBank shall be entitled to place restrictive legends upon certificates for shares of NationsBank Common Stock issued to affiliates of BSC pursuant to this Agreement to enforce the provisions of this Section 8.13). NationsBank shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of NationsBank Common Stock by such affiliates.

        8.14 EMPLOYEE BENEFITS AND CONTRACTS. Following the Effective Time, NationsBank shall provide generally to officers and employees of the BSC Companies employee benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of NationsBank Common Stock), on terms and conditions which when taken as a whole are substantially similar to those currently provided by the NationsBank Companies to their similarly situated officers and employees; provided, that, for a period of 12 months after the Effective Time, NationsBank shall provide generally to officers and employees of BSC Companies severance benefits in accordance with the policies of either (i) BSC as disclosed in Section 8.14 of the BSC Disclosure Memorandum, or (ii) NationsBank, whichever of (i) or (ii) will provide the greater benefit to the officer or employee. For purposes of participation and vesting (but not benefit accrual) under such employee benefit plans, the service of the employees of the BSC Companies prior to the Effective Time shall be treated as service with a NationsBank Company participating in such employee benefit plans. The Surviving Corporation shall, and shall cause its Subsidiaries to, honor in accordance with their terms all employment, severance, consulting, and other compensation Contracts disclosed in Section 8.14 of the BSC Disclosure Memorandum to NationsBank between any BSC Company and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the BSC Benefit Plans.

        8.15     INDEMNIFICATION.

                 (a) NationsBank shall indemnify, defend, and hold harmless the present and former directors, officers, employees, and agents of the BSC Companies (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the full extent permitted under Georgia Law and by BSC's Articles of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval by NationsBank is required to effectuate any indemnification, NationsBank shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between NationsBank and the Indemnified Party.

                 (b) NationsBank shall use its reasonable efforts (and BSC shall cooperate prior to the Effective Time in these efforts) to maintain in effect for a period of six years after the Effective Time BSC's existing directors' and officers' liability insurance policy (provided that NationsBank may substitute therefor (i) policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous or
(ii) with the consent of BSC given prior to the Effective Time, any other policy) with respect to claims arising from facts or events which occurred prior to the Effective Time and covering persons who are currently covered by such insurance; provided, that NationsBank shall not be obligated to make premium payments for such six-year period in respect of such policy (or coverage replacing such policy) which exceed, for the portion related to BSC's directors and officers, 200% of the annual premium payments on BSC's current policy in effect as of the date of this Agreement (the "Maximum Amount"). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, NationsBank shall use its reasonable efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount.

                 (c) If NationsBank or any of its successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of NationsBank shall assume the obligations set forth in this Section 8.15.

                 (d) The provisions of this Section 8.15 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

        8.16 BANK MERGER. After consummation of the Merger, Bank South shall (at NationsBank's discretion) be merged with NationsBank of Georgia, National Association (the "Bank Merger") in accordance with the provisions of and with the effect provided in Section 215a of the National Bank Act and 7-1-550 et seq. of the Financial Institutions Code of Georgia on terms and subject to the provisions of the Bank Plan of Merger ("Bank Plan"), attached hereto as Exhibit 30. The Bank Plan shall be executed and the transactions contemplated therein shall be consummated at such time following the Effective Time as NationsBank directs. BSC shall vote the shares of capital stock of Bank South in favor of the Bank Plan and the Bank Merger provided therein.


                                  ARTICLE 9
              CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

        9.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section
11.6 of this Agreement:

                 (a) SHAREHOLDER APPROVAL. The shareholders of BSC shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law, by the provisions of any governing instruments, or by the rules of the NASD.

                 (b) REGULATORY APPROVALS. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

                 (c) CONSENTS AND APPROVALS. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement or listed in Section 9.1(c) of the BSC Disclosure Memorandum) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party.

                 (d) LEGAL PROCEEDINGS. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order (whether temporary, preliminary, or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the transactions contemplated by this Agreement.

                 (e) REGISTRATION STATEMENT. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of NationsBank Common Stock issuable pursuant to the Merger shall have been received.

                 (f) EXCHANGE LISTING. The shares of NationsBank Common Stock issuable pursuant to the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

                 (g) TAX MATTERS. Each Party shall have received a written opinion or opinions from counsel and in a form reasonably satisfactory to such Parties (the "Tax Opinion"), to the effect that (i) the Merger will constitute a reorganization within the meaning of
       Section 368(a) of the Internal Revenue Code and (ii) the exchange in the Merger of BSC Common Stock for NationsBank Common Stock will not give rise to gain or loss to the shareholders of BSC with respect to such exchange (except to the extent of any cash received). In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of BSC and NationsBank reasonably satisfactory in form and substance to such counsel.

        9.2 CONDITIONS TO OBLIGATIONS OF NATIONSBANK. The obligations of NationsBank to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by NationsBank pursuant to Section 11.6(a) of this Agreement:

                 (a)      REPRESENTATIONS AND WARRANTIES.  for purposes of this
       Section 9.2(a), the accuracy of the representations and warranties of BSC set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of BSC set forth in Section 5.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of BSC set forth in Sections 5.17, 5.18, 5.19, and 5.20 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of BSC set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.17, 5.18, 5.19, and 5.20) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on BSC; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

                 (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of BSC to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                 (c) CERTIFICATES. BSC shall have delivered to NationsBank (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.2(a) and 9.2(b) of this Agreement have been satisfied, and
       (ii) certified copies of resolutions duly adopted by BSC's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as NationsBank and its counsel shall request.

                 (d) AFFILIATES AGREEMENTS. NationsBank shall have received from each affiliate of BSC the affiliates letter referred to in
       Section 8.13 of this Agreement, to the extent necessary to assure in the reasonable judgment of NationsBank that the transactions contemplated hereby will qualify for pooling-of-interests accounting treatment.

                 (e) RIGHTS AGREEMENT. None of the events described in Sections 11(a)(ii) or 13 of the BSC Rights Agreement shall have occurred, and the BSC Rights shall not have become non-redeemable or exercisable for capital stock of NationsBank upon consummation of the Merger.

        9.3 CONDITIONS TO OBLIGATIONS OF BSC. The obligations of BSC to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by BSC pursuant to Section 11.6(b) of this Agreement:

                 (a)      REPRESENTATIONS AND WARRANTIES.  For purposes of this
       Section 9.3(a), the accuracy of the representations and warranties of NationsBank set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date).  The representations and warranties of NationsBank set forth in
       Section 6.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of NationsBank set forth in Section 6.11 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of NationsBank set forth in this Agreement (including the representations and warranties set forth in Sections 6.3 and 6.11) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on NationsBank; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

                 (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of NationsBank to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                 (c) CERTIFICATES. NationsBank shall have delivered to BSC (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in
       Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and
       (ii) certified copies of resolutions duly adopted by NationsBank's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as BSC and its counsel shall request.


                                  ARTICLE 10
                                 TERMINATION

        10.1 TERMINATION. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of BSC, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                 (a) By mutual consent of the Board of Directors of NationsBank and the Board of Directors of BSC; or

                 (b) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of BSC and
       Section 9.3(a) in the case of NationsBank or in material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of BSC and Section 9.3(a) of this Agreement in the case of NationsBank; or

                 (c) By the Board of Directors of either Party in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

                 (d) By the Board of Directors of either Party in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of BSC fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the GBCC at the Shareholders' Meeting where the transactions were presented to such shareholders for approval and voted upon; or

                 (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by June 30, 1996, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

                 (f) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of BSC and
       Section 9.3(a) in the case of NationsBank or in material breach of any covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(e) of this Agreement; or

                 (g) By BSC, if its Board of Directors determines by a vote of a majority of the members of its entire Board, at any time during the ten-day period commencing two days after the Determination Date, if either:

                          (x) both of the following conditions are satisfied:

                                  (1)      the Average Closing Price on the
              Determination Date of shares of NationsBank Common Stock shall be less than $52.169; and

                                  (2)      (i) the quotient obtained by
              dividing the Average Closing Price on the Determination Date by $61.375 (such number being referred to herein as the "NationsBank Ratio") shall be less than (ii) the quotient obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.15 from the quotient in this clause (x)(2)(ii) (such number being referred to herein as the "Index Ratio"); or

                          (y) the Average Closing Price on the Determination Date of shares of NationsBank Common Stock shall be less than $49.10;

       subject, however, to the following four sentences. If BSC refuses to consummate the Merger pursuant to this Section 10.1(g), it shall give prompt written notice thereof to NationsBank, which notice shall specify which of clauses (x) or (y) is applicable (or if both would be applicable, which clause is being invoked); provided, that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period. During the five-day period commencing with its receipt of such notice, NationsBank shall have the option, in the case of a failure to satisfy the condition in clause (x), to elect to increase the Exchange Ratio to equal the lesser of (i) the quotient obtained by dividing (1) the product of $52.169 and the Exchange Ratio (as then in effect) by (2) the Average Closing Price, and (ii) the quotient obtained by dividing (1) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (2) the NationsBank Ratio. During such five-day period, NationsBank shall have the option, in the case of a failure to satisfy the condition in clause (y), to elect to increase the Exchange Ratio to equal the quotient obtained by dividing (i) the product of $49.10 and the Exchange Ratio (as then in effect) by (ii) the Average Closing Price. If NationsBank makes an election contemplated by either of the two preceding sentences, within such five-day period, it shall give prompt written notice to BSC of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 10.1(g) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 10.1(g).

                 For purposes of this Section 10.1(g), the following terms shall have the meanings indicated:

                          "Average Closing Price" shall mean the average of the
              daily closing sales prices of NationsBank Common Stock as reported on the NYSE-Composite Transactions List (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by NationsBank) for the ten consecutive full trading days in which such shares are traded on the NYSE ending at the close of trading on the Determination Date.

                          "Determination Date" shall mean the date on which the
              Consent of the Board of Governors of the Federal Reserve System shall be received.

                          "Index Group" shall mean the 20 bank holding
              companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization. In the event that any such company or companies are removed from the Index Group, the weights (which have been determined based upon the number of outstanding shares of common stock) redistributed proportionately for purposes of determining the Index Price. The 20 bank holding companies and the weights attributed to them are as follows:

              Bank Holding Companies                                             Weighting
              ----------------------                                             ---------
              Citicorp                                                              8.92%
              BankAmerica Corporation                                               8.02
              Chemical Banking Corp.                                                9.28
              J.P. Morgan & Co. Incorporated                                        4.04
              BancOne Corporation                                                   8.45
              Norwest Corporation                                                   7.50
              Wells Fargo & Company                                                 1.04
              First Union Corporation                                               6.36
              Bank of New York Company                                              4.13
              First Interstate Bancorp                                              1.64
              KeyCorp                                                               4.93
              SunTrust Banks, Inc.                                                  2.48
              Wachovia Corporation                                                  3.67
              Mellon Bank Corporation                                               3.07
              First Bank System, Inc.                                               3.22
              PNC Bank Corp.                                                        7.23
              NBD Bancorp, Inc.                                                     6.88
              Barnett Banks, Inc.                                                   2.08
              Bankers Trust New York Corp.                                          1.69
              Fleet Financial Group                                                 5.37
                                                                                  ------

              Total                                                               100.00%
                                                                                  ======

                          "Index Price" on a given date shall mean the weighted
              average (weighted in accordance with the factors listed above) of the closing prices of the companies composing the Index Group.

                          "Starting Date" shall mean August 30, 1995.

                 If any company belonging to the Index Group or NationsBank declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company or NationsBank shall be appropriately adjusted for the purposes of applying this Section 10.1(g).

        10.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 10.2 and Article 11 and Section 8.6(b) of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b), 10.1(c), or 10.1(f) of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

        10.3 NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 10.3 and Articles 2, 3, 4, and 11 and Sections 8.14 and 8.15 of this Agreement.


                                  ARTICLE 11
                                MISCELLANEOUS

        11.1     DEFINITIONS.

                 (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

                 "ACQUISITION PROPOSAL" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

                 "AFFILIATE" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or
       (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

                 "AGREEMENT" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

                 "ASSETS" of a Person shall mean all of the assets, properties, businesses, and rights of such Person of every kind, nature, character, and description, whether real, personal, or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

                 "BHC ACT" shall mean the federal Bank Holding Company Act of 1956, as amended.

                 "BSC COMMON STOCK" shall mean the $5.00 par value common stock of BSC.

                 "BSC COMPANIES" shall mean, collectively, BSC and all BSC Subsidiaries.

                 "BSC DISCLOSURE MEMORANDUM" shall mean the written information entitled "Bank South Corporation Disclosure Memorandum" delivered prior to the date of this Agreement to NationsBank describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

                 "BSC FINANCIAL STATEMENTS" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of BSC as of June 30, 1995, and as of December 31, 1994 and 1993, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the six months ended June 30, 1995, and for each of the three fiscal years ended December 31, 1994, 1993, and 1992, as filed by BSC in SEC Documents, and (ii) the consolidated balance sheets of BSC (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to June 30, 1995.

                 "BSC RIGHTS" shall mean the preferred stock purchase rights issued pursuant to the BSC Rights Agreement.

                 "BSC RIGHTS AGREEMENT" shall mean that certain Rights Agreement, dated as of March 17, 1988, and amended as of April 16, 1988, between BSC and Bank South, as Rights Agent.

                 "BSC STOCK PLANS" shall mean the existing stock option and other stock-based compensation plans of BSC designated as follows: (i) Bank South Corporation 1982 Key Employee Stock Option Plan, (ii) Bank South Corporation 1992 Key Employee Stock Option Plan, (iii) Bank South Corporation 1993 Equity Incentive Plan, (iv) Bank South

       Corporation 1994 Stock Option Plan for Outside Directors, (v) Southern Bancorp, Inc. 1986 Incentive and Nonstatutory Stock Option Plan, (vi) Heritage Bancshares, Inc. Key Executive Incentive Stock Option Plan,
       (vii) Heritage Bancshares, Inc. Employees Non-Qualified Stock Option Plan, (viii) The Merchant Bank of Atlanta Incentive Stock Option Plan,
       (ix) Merchant Bank Corporation Director Stock Option Plan, (x) 1988 Substitute Stock Option Plan of Chattahoochee Bancorp, Inc. for the 1987 Stock Option Plan of The Chattahoochee Financial Corporation, (xi) 1988 Substitute Stock Option Plan of Chattahoochee Bancorp, Inc. for the 1987 Stock Option Plan of The Buckhead Bank, and (xii) Gwinnett Bancshares, Inc. Stock Option Plan.

                 "BSC SUBSIDIARIES" shall mean the Subsidiaries of BSC, which shall include the BSC Subsidiaries described in Section 5.4 of this Agreement and any corporation, bank, savings association, or other organization acquired as a Subsidiary of BSC in the future and owned by BSC at the Effective Time.

                 "CLOSING DATE" shall mean the date on which the Closing occurs.

                 "CONFIDENTIALITY AGREEMENTS" shall mean those certain Confidentiality Agreements, dated August 28, 1995, and August 30, 1995, between BSC and NationsBank.

                 "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

                 "CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets, or business.

                 "DEFAULT" shall mean (i) any breach or violation of or default under any Contract, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order, or Permit, where, in any such event, such Default is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

                 "ENVIRONMENTAL LAWS" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                 "EXHIBITS" 1 through 3, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

                 "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

                 "GBCC" shall mean the Georgia Business Corporation Code.

                 "GEORGIA CERTIFICATE OF MERGER" shall mean the Certificate of Merger to be executed by NationsBank and filed with the Secretary of State of the State of Georgia relating to the Merger as contemplated by
       Section 1.1 of this Agreement.

                 "HAZARDOUS MATERIAL" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental
       Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

                 "HSR ACT" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                 "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                 "KNOWLEDGE" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean the personal knowledge of the chairman, president, chief financial officer, chief accounting officer, chief credit officer, general counsel, any assistant or deputy general counsel, or any senior or executive vice president of such Person and the knowledge of any such persons obtained or which would have been obtained from a reasonable investigation.

                 "LAW" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted, or enforced by any Regulatory Authority.

                 "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost, or expense (including costs of investigation, collection, and defense), claim, deficiency, guaranty, or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

                 "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention, or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, and (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits, and other Liens incurred in the ordinary course of the banking business.

                 "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

                 "LOAN PROPERTY" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                 "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

                 "MATERIAL ADVERSE EFFECT" on a Party shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of
       (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in

       GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed consent of the other Party in contemplation of the transactions contemplated hereby,
       (d) circumstances affecting regional bank holding companies generally, and (e) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties.

                 "NASD" shall mean the National Association of Securities Dealers, Inc.

                 "NATIONSBANK CAPITAL STOCK" shall mean, collectively, the NationsBank Common Stock, the NationsBank Preferred Stock, and any other class or series of capital stock of NationsBank.

                 "NATIONSBANK COMMON STOCK" shall mean the common stock of NationsBank.

                  "NATIONSBANK COMPANIES" shall mean, collectively, NationsBank and all NationsBank Subsidiaries.

                 "NATIONSBANK FINANCIAL STATEMENTS" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of NationsBank as of June 30, 1995, and as of December 31, 1994 and 1993, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the six months ended June 30, 1995, and for each of the three years ended December 31, 1994, 1993, and 1992, as filed by NationsBank in SEC Documents, and (ii) the consolidated statements of condition of NationsBank (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to June 30, 1995.

                 "NATIONSBANK PREFERRED STOCK" shall mean the preferred stock of NationsBank.

                 "NATIONSBANK SUBSIDIARIES" shall mean the Subsidiaries of NationsBank, which shall include any corporation, bank, savings association, or other organization acquired as a Subsidiary of NationsBank in the future and owned by NationsBank at the Effective Time.

                 "NCBCA" shall mean the North Carolina Business Corporation Act.

                 "NORTH CAROLINA ARTICLES OF MERGER" shall mean the Articles of Merger to be executed by NationsBank and filed with the Secretary of State of the State of North Carolina relating to the Merger as contemplated by Section 1.1 of this Agreement.

                 "NYSE" shall mean the New York Stock Exchange, Inc.

                 "1933 ACT" shall mean the Securities Act of 1933, as amended.

                 "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

                 "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local, or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

                 "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or PROPERTY.

                 "PARTY" shall mean either BSC or NationsBank, and "PARTIES" shall mean both BSC and NationsBank.

                 "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

                 "PERSON" shall mean a natural person or any legal, commercial, or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

                 "PROXY STATEMENT" shall mean the proxy statement used by BSC to solicit the approval of its shareholders of the transactions contemplated by this Agreement, which shall include the prospectus of NationsBank relating to the issuance of the NationsBank Common Stock to holders of BSC Common Stock.

                 "REGISTRATION STATEMENT" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by NationsBank under the 1933 Act with respect to the shares of NationsBank Common Stock to be issued to the shareholders of BSC in connection with the transactions contemplated by this agreement.

                 "REGULATORY AUTHORITIES" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NYSE, the NASD, and the SEC.

                 "REPRESENTATIVE" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative of a Person.

                 "RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

                 "SEC DOCUMENTS" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

                 "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

                 "SHAREHOLDERS' MEETING" shall mean the meeting of the shareholders of BSC to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

                 "SUBSIDIARIES" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

                 "SURVIVING CORPORATION" shall mean NationsBank as the surviving corporation resulting from the Merger.

                 "TAX" OR "TAXES" shall mean all federal, state, local, and foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, local, foreign government or subdivision or agency thereof, including any interest, penalties or additions thereto.

                 "TAXABLE PERIOD" shall mean any period prescribed by any governmental authority, including the United States or any state, local, foreign government or subdivision or agency thereof for which a Tax Return is required to be filed or Tax is required to be paid.

                 "TAX RETURN" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

                 (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

          Average Closing Price                                                        Section 10.1(g)
          Bank Merger                                                                  Section 8.16
          Bank Plan                                                                    Section 8.16
          BSC Benefit Plans                                                            Section 5.12
          BSC Contracts                                                                Section 5.13
          BSC ERISA Plan                                                               Section 5.12
          BSC Options                                                                  Section 3.5
          BSC Pension Plan                                                             Section 5.12
          BSC SEC Reports                                                              Section 5.5
          Closing                                                                      Section 1.2
          Derivatives Contracts                                                        Section 5.21
          Determination Date                                                           Section 10.1(g)
          Effective Time                                                               Section 1.3
          ERISA Affiliate                                                              Section 5.12
          Exchange Agent                                                               Section 4.1
          Exchange Ratio                                                               Section 3.1(b)
          Indemnified Party                                                            Section 8.15
          Index Group                                                                  Section 10.1(g)
          Index Price                                                                  Section 10.1(g)
          Index Ratio                                                                  Section 10.1(g)
          Maximum Amount                                                               Section 8.15
          Merger                                                                       Section 1.1
          NationsBank Ratio                                                            Section 10.1(g)
          NationsBank SEC Reports                                                      Section 6.4
          Starting Date                                                                Section 10.1(g)
          Takeover Laws                                                                Section 5.18
          Tax Opinion                                                                  Section 9.1(g)

                 (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

        11.2     EXPENSES.

                 (a) Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration, and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of the Parties shall bear and pay one-half of the printing costs incurred in connection with the printing of the Registration Statement and the Proxy Statement.

                 (b) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

        11.3 BROKERS AND FINDERS. NationsBank, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by BSC or NationsBank, each of BSC and NationsBank, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

        11.4 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral (except for the Confidentiality Agreements). Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Sections 8.13 and 8.15 of this Agreement.

        11.5 AMENDMENTS. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of BSC Common Stock, there shall be made no amendment that reduces or modifies in any material respect the consideration to be received by holders of BSC Common Stock without the further approval of such shareholders.

        11.6     WAIVERS.

                 (a) Prior to or at the Effective Time, NationsBank, acting through its Board of Directors, chief executive officer, president or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by BSC, to waive or extend the time for the compliance or fulfillment by BSC of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of NationsBank under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of NationsBank.

                 (b) Prior to or at the Effective Time, BSC, acting through its Board of Directors, chief executive officer, president or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by NationsBank, to waive or extend the time for the compliance or fulfillment by NationsBank of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of BSC under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of BSC.

                 (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

        11.7 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

        11.8 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

        BSC:                     Bank South Corporation
                                 55 Marietta Street
                                 Atlanta, Georgia  30303
                                 Telecopy Number:  (404) 522-4127

                                 Attention: Chairman and Chief Executive Officer

        Copy to Counsel:         Alston & Bird
                                 One Atlantic Center
                                 1201 West Peachtree Street
                                 Atlanta, Georgia  30309-3424
                                 Telecopy Number:  (404) 881-7777

                                 Attention: F. Dean Copeland

        NationsBank:             NationsBank Corporation
                                 NationsBank Corporate Center
                                 Charlotte, North Carolina  28255
                                 Telecopy Number:  (704) 386-4578

                                 Attention: President

        Copy to Counsel:         NationsBank Corporation
                                 NationsBank Corporate Center
                                 Charlotte, North Carolina  28255
                                 Telecopy Number:  (704) 386-6453

                                 Attention: General Counsel

                                 Wachtell, Lipton, Rosen & Katz
                                 51 West 52nd Street
                                 New York, New York  10019
                                 Telecopy Number:  (212) 403-2000

                                 Attention: Edward D. Herlihy

        11.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws, except to the extent that the Laws of the State of North Carolina relate to the consummation of the Merger.

        11.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

        11.11 CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

        11.12 INTERPRETATIONS. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all

Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

        11.13 ENFORCEMENT OF AGREEMENT. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

        11.14 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

                                        BANK SOUTH CORPORATION


                                        By: /s/  Patrick L. Flinn
                                            ------------------------------------
                                            Chairman and Chief Executive Officer


                                        NATIONSBANK CORPORATION


                                        By: /s/  Kenneth D. Lewis
                                            ------------------------------------
                                            President

                                  EXHIBIT 1

                            STOCK OPTION AGREEMENT

        (Exhibit 1 is included as Exhibit 99.2 of this Current Report)

                                  EXHIBIT 2

                         FORM OF AFFILIATE AGREEMENT

NationsBank Corporation
NationsBank Corporate Center
Charlotte, North Carolina 28255

Gentlemen:

      The undersigned is a stockholder of Bank South Corporation ("BSC"), a corporation organized and existing under the laws of the State of Georgia, and will become a stockholder of NationsBank Corporation("NationsBank") pursuant to the transactions described in the Agreement and Plan of Merger, dated as of September 4, 1995 (the "Agreement"), by and between BSC and NationsBank. Under the terms of the Agreement, BSC will be merged into and with NationsBank (the "Merger"), and the shares of the $5.00 par value common stock of BSC ("BSC Common Stock") will be converted into and exchanged for shares of the common stock of NationsBank ("NationsBank Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and NationsBank regarding certain rights and obligations of the undersigned in connection with the shares of NationsBank to be received by the undersigned as a result of the Merger.

      In consideration of the Merger and the mutual covenants contained herein, the undersigned and NationsBank hereby agree as follows:

      1. Affiliate Status. The undersigned understands and agrees that as to BSC the undersigned is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that the undersigned will be such an "affiliate" at the time of the meeting of the stockholders of BSC to be held to consider approval of the Merger and at the time the Merger is effective.

      2. Initial Restriction on Disposition. Unless NationsBank informs the undersigned that the Merger will not be accounted for as a pooling of interests, the undersigned agrees that the undersigned will not sell, transfer, or otherwise dispose of the undersigned's interests in, or reduce the undersigned's risk relative to, any of the shares of NationsBank Common Stock into which the undersigned's shares of BSC Common Stock are converted upon consummation of the Merger until such time as NationsBank notifies the undersigned that the requirements of SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") have been met. The undersigned understands that ASR 130 and 135 relate to publication of financial results of post-Merger combined operations of NationsBank and BSC. NationsBank agrees that it will publish such results within 45 days after the end of the first fiscal quarter of NationsBank containing the required period of post-Merger combined operations and that it will notify the undersigned promptly following such publication.

      3. Covenants and Warranties of Undersigned. The undersigned represents, warrants, and agrees that:

            (a) Unless NationsBank has informed the undersigned that the Merger will not be accounted for as a pooling of interests, during the 30 days immediately preceding the Effective Time of the Merger, the undersigned has not sold, transferred, or otherwise disposed of the undersigned's interests in, or reduced the undersigned's risk relative to, any of the shares of NationsBank Common Stock or BSC Common Stock beneficially owned by the undersigned as of the date of the Stockholders' Meeting of BSC held to approve the Merger.

            (b) The NationsBank Common Stock received by the undersigned as a result of the Merger will be taken for the undersigned's own account and not for others, directly or indirectly, in whole or in part.

            (c) NationsBank has informed the undersigned that any distribution by the undersigned of NationsBank Common Stock has not been registered under the 1933 Act and that shares of NationsBank Common Stock received pursuant to the Merger can only be sold by the undersigned (1) following registration under the 1933 Act, or (2) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (3) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that NationsBank is under no obligation to file a registration statement with the SEC covering the disposition of the undersigned's shares of NationsBank Common Stock or to take any other action necessary to make compliance with an exemption from such registration available.

            (d) The undersigned will, and will cause each of the other parties whose shares are deemed to be beneficially owned by the undersigned pursuant to Section 8 hereof to, have all shares of BSC Common Stock beneficially owned by the undersigned registered in the name of the undersigned or such parties, as applicable, prior to the effective date of the Merger and not in the name of any bank, broker-dealer, nominee, or clearinghouse.

      4. Restrictions on Transfer. The undersigned understands and agrees that stop transfer instructions with respect to the shares of NationsBank Common Stock received by the undersigned pursuant to the Merger will be given to NationsBank's transfer agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance (as modified to the extent the Merger is not accounted for as a pooling of interests):

      "The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce the owner's risks relative thereto in any way, until such time as NationsBank Corporation ("NationsBank") has published the financial results covering at least 30 days of combined operations after the effective date of the merger through which the business combination was effected. In addition, the shares represented by this certificate may not be sold, transferred, or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities

      Act of 1933, as amended, (2) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of NationsBank) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of NationsBank) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for NationsBank that such sale or transfer is otherwise exempt from the registration requirements of such Act."

Such legend will also be placed on any certificate representing NationsBank securities issued subsequent to the original issuance of the NationsBank Common Stock pursuant to the Merger as a result of any transfer of such shares or any stock dividend, stock split, or other recapitalization as long as the NationsBank Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. Upon the request of the undersigned, NationsBank shall cause the certificates representing the shares of NationsBank Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to restrictions on transfer by virtue of ASR 130 and 135 as soon as practicable after the requirements of ASR 130 and 135 have been met. In addition, i][I]f the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the NationsBank Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), NationsBank, upon the request of the undersigned, will cause the certificates representing the shares of NationsBank Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by NationsBank of an opinion of its counsel to the effect that such legend may be removed.

      5. Understanding of Restrictions on Dispositions. The undersigned has carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon the undersigned's ability to sell, transfer, or otherwise dispose of the shares of NationsBank Common Stock received by the undersigned, to the extent the undersigned believes necessary, with the undersigned's counsel or counsel for BSC.

      6. Filing of Reports by NationsBank. NationsBank agrees, for a period of three years after the effective date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of NationsBank Common Stock issued to the undersigned pursuant to the Merger.

      7. Transfer Under Rule 145(d). If the undersigned desires to sell or otherwise transfer the shares of NationsBank Common Stock received by the undersigned in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for NationsBank Common Stock together with such additional information as the transfer agent may reasonably request. If NationsBank's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), NationsBank shall cause such counsel to provide such opinions as may be necessary to NationsBank's Transfer Agent so that the undersigned may complete the proposed sale or transfer.

      8. Acknowledgments. The undersigned recognizes and agrees that the foregoing provisions also apply to all shares of the capital stock of BSC and NationsBank that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws, which the undersigned agrees may include, without limitation, shares owned or held in the name of (i) the undersigned's spouse, (ii) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, the undersigned's spouse, and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or officer of NationsBank or becomes a director or officer of NationsBank upon consummation of the Merger, among other things, any sale of NationsBank Common Stock by the undersigned within a period of less than six months following the effective time of the Mergers may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

      9. Miscellaneous. This Affiliate Agreement is the complete agreement between NationsBank and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Georgia.

      This Affiliate Agreement is executed as of the 4th day of September, 1995.

                                    Very truly yours,

                                    ___________________________
                                    Signature

                                    ___________________________
                                    Print Name

                                    ___________________________
                                    ___________________________
                                    ___________________________
                                    Address

                                    [add below the signatures of all registered owners of shares deemed beneficially owned by the affiliate]

                                    ___________________________
                                    Name:

                                    ___________________________
                                    Name:

                                    ___________________________
                                    Name:

AGREED TO AND ACCEPTED as of
_______________, 1995

NATIONSBANK CORPORATION


By:_________________________

                                  EXHIBIT 3

                                PLAN OF MERGER

                                      OF

                                  BANK SOUTH

                                WITH AND INTO

                           NATIONSBANK OF GEORGIA,
                            NATIONAL ASSOCIATION


        This PLAN OF MERGER ("Plan of Merger") is made and entered into as of September 4, 1994, by and between BANK SOUTH, a state bank organized and existing under the laws of the State of Georgia with its main office located in Atlanta, Georgia ("Bank South"), and NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATON, a national banking association organized and existing under the laws of the United States with its main office located in Atlanta, Georgia ("NationsBank").

        Bank South is a wholly-owned subsidiary of Bank South Corporation, a corporation organized and existing under the laws of the State of Georgia, with its principal office located in Atlanta, Georgia ("BSC"). NationsBank is a wholly-owned subsidiary of NationsBank Corporation, a corporation organized and existing under the laws of the State of North Carolina, with its principal office located in Charlotte, North Carolina ("NB"). Prior to the execution and delivery of this Plan of Merger, BSC and NB have entered into a Agreement and Plan of Merger (the "Parent Agreement") pursuant to which Bank South would merge with and into NB. The Parent Agreement also contemplates that Bank South will be merged with and into NationsBank. The Boards of Directors of Bank South and NationsBank are of the opinion that the best interests of their respective banks would be served if Bank South is merged with and into NationsBank on the terms and conditions provided in this Plan of Merger.

        NOW, THEREFORE, in consideration of the covenants and agreements contained herein, Bank South and NationsBank hereby make, adopt and approve this Plan of Merger in order to set forth the terms and conditions for the merger of Bank South with and into NationsBank.


                                 ARTICLE ONE
                                 DEFINITIONS

        Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

        1.1 "BANK MERGER" shall refer to the merger of Bank South with and into NationsBank as provided in Section 2.1 of this Plan of Merger.

        1.2 "BANK SOUTH COMMON STOCK" shall mean the $5.00 par value common stock of Bank South.

        1.3 "CERTIFICATE OF MERGER" shall mean the Certificate of Merger or other order to be issued by the Office of the Comptroller of the Currency of the United States approving the Bank Merger.

        1.4 "EFFECTIVE TIME" shall mean the date and time on which the Bank Merger becomes effective as specified in the Certificate of Merger.

        1.5 "NATIONSBANK COMMON STOCK" shall mean the $2.50 par value common stock of NationsBank.

        1.6 "RESULTING BANK" shall mean NationsBank upon and after the Effective Time.


                                 ARTICLE TWO
                             TERMS OF BANK MERGER

        2.1 MERGER. subject to the terms and conditions set forth in this Plan of Merger, at the Effective Time, Bank South shall be merged with and into NationsBank under the Charter and Articles of Association of NationsBank pursuant to the provisions of and with the effect provided in Title 12, United States Code, Section 215a. NationsBank shall be the Resulting Bank and receiving association resulting from the Bank Merger and shall continue to conduct its business under the name "NationsBank of Georgia, National Association." The Bank Merger shall be consummated pursuant to the terms of this Plan of Merger, which has been approved and adopted by the respective Boards of Directors and shareholders of Bank South and NationsBank.

        2.2 METHOD OF CONVERTING SHARES. Each share of NationsBank Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time and shall be unaffected by the Bank Merger. At the Effective Time, the certificates representing all of the issued and outstanding shares of Bank South Common Stock shall be surrendered to NationsBank for cancellation, and no consideration shall be issued in exchange therefor.


                                ARTICLE THREE
                            EFFECT OF BANK MERGER

        3.1 BUSINESS OF THE RESULTING BANK. From and after the Effective Time, the business of the Resulting Bank shall continue to be that of a national banking association. The Resulting Bank's business shall be conducted from its main office located in Atlanta, Georgia and at its legally established branches, which shall also include the main office and all branches, whether in operation or approved but unopened, of Bank South at the Effective Time.

        3.2 ASSUMPTION OF RIGHTS. At the Effective Time, the separate existence and corporate organization of Bank South shall be merged into and continued in NationsBank, as the Resulting Bank and receiving association of the Bank Merger. All rights, franchises and interests of Bank South and NationsBank in and to every type of property (real, personal and mixed), and all choses in action of Bank South and NationsBank shall be transferred to and vested in the Resulting Bank by virtue of the Bank Merger without any deed or other transfer. The Resulting Bank, upon consummation of the Bank Merger and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver and committee of estates of lunatics, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by either of Bank South or by NationsBank immediately prior to the Effective Time, subject to the conditions imposed by Title 12, United States Code, Section 215a.

        3.3 ASSUMPTION OF LIABILITIES. All liabilities and obligations of both of Bank South and of NationsBank of every kind and description shall be assumed by the Resulting Bank by virtue of the Bank Merger, and the Resulting Bank shall be bound thereby in the same manner and to the same extent that either of Bank South or NationsBank was so bound at the Effective Time.

        3.4 ARTICLES OF ASSOCIATION AND BYLAWS. The Articles of Association and Bylaws of NationsBank, as in effect immediately prior to the Effective Time, shall continue in full force and effect as the Articles of Association and Bylaws of the Resulting Bank.

        3.5 OFFICERS, EMPLOYEES AND DIRECTORS. The officers and employees of the Resulting Bank immediately following the Effective Time shall include the officers and employees of NationsBank and such officers and employees of Bank South designated by the Resulting Bank. The Board of Directors of the Resulting Bank immediately following the Effective Time shall consist of the same persons who were NationsBank directors immediately prior to the Effective Time, each of whom shall serve until his respective successor is elected and qualified.

        3.6 CAPITAL STOCK OF THE RESULTING BANK. The capital stock of the Resulting Bank upon completion of the Bank Merger shall be $______ million, consisting of __________ issued and outstanding shares of common stock of a par value of $__.__ per share. In addition, the Resulting Bank shall have a surplus of approximately $__________ million and undivided profits, including capital reserves, of approximately $__________ million adjusted, however, for earnings and expenses between June 30, 1995 and the Effective Time. The capital structures of Bank South and NationsBank are set forth in Annex A to this Plan of Merger.

                                 ARTICLE FOUR
                                EFFECTIVENESS

        4.1 CONDITIONS PRECEDENT. Consummation of the Bank Merger is conditioned upon (i) the prior Closing and Effective Time of the Parent Merger and all other transactions contemplated by the Parent Agreement, and (ii) receipt of all approvals, consents, waivers, and other clearances of all federal and state Regulatory Authorities having jurisdiction over the transactions contemplated by this Plan of Merger, and expiration of any required waiting periods.

        4.2 TERMINATION. This Plan of Merger may be terminated at any time prior to the Effective Time by the parties hereto after termination of the Parent Agreement in accordance with the provisions of Section 10.1 thereof.

        4.3 EFFECTIVENESS. Subject to the satisfaction of all requirements of applicable laws and regulations and the terms and conditions set forth herein, the Bank Merger contemplated by this Plan of Merger shall be and become effective at the time and on the date specified in the Certificate of Merger.


                                 ARTICLE FIVE
                                MISCELLANEOUS

        5.1 AMENDMENT. To the extent permitted by law, this Plan of Merger may be amended by a subsequent written instrument upon the approval of the Boards of Directors of each of the parties hereto and upon execution of such instrument by the duly authorized officers of each and by a majority of the Boards of Directors of each; provided, that no amendment to this Plan of Merger shall modify the requirements of regulatory approval as set forth in Section 4.1 hereof.

        5.2 GOVERNING LAW. This Plan of Merger shall be governed by and construed in accordance with the laws of the State of Georgia, except to the extent that the federal laws of the United States of America apply to consummation of the Bank Merger.

        5.3 HEADINGS. The headings in this Plan of Merger are for convenience only and shall not affect the construction or interpretation of this Plan of Merger.

        5.4 COUNTERPARTS. This Plan of Merger may be executed in two or more counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, each of Bank South and NationsBank has caused this Plan of Merger to be executed on its behalf by its officers thereunto duly authorized and by a majority of its Board of Directors, all as of the day and year first above written.

ATTEST:                                 BANK SOUTH


By: _________________________________   By: ____________________________________
    Name:                                   Patrick L. Flinn
    Secretary:                              Chairman and Chief Executive Officer

[BANK SEAL]

                           A Majority of the Entire
                       Board of Directors of Bank South


    _________________________________       ____________________________________
    Bernard W. Abrams                       John E. McKinley, III

    _________________________________       ____________________________________
    Ray C. Anderson                         Julia W. Morgan

    _________________________________       ____________________________________
    Kenneth W. Cannestra                    Barry Phillips

    _________________________________       ____________________________________
    John S. Carr                            Ben G. Porter

    _________________________________       ____________________________________
    Patrick L. Flinn                        John W. Robinson, Jr.

    _________________________________       ____________________________________
    S. E. Jennette, Jr.                     Felker W. Ward

    _________________________________       ____________________________________
    Lynn H. Johnston                        Virgil Williams

    _________________________________
    William M. McClatchey, M.D.

ATTEST:                                 NATIONSBANK OF GEORGIA,
                                        NATIONAL ASSOCIATION

By: _________________________________   By: ____________________________________
    Name:                                   Name:
    Title:                                  Title:

[BANK SEAL]
                           A Majority of the Entire
                Board of Directors of NationsBank of Georgia,
                             National Association


     _________________________________       __________________________________
     _________________________________       __________________________________
     _________________________________       __________________________________

                                   ANNEX A

                       Capital Structures of Bank South
                                     and
                 NationsBank of Georgia, National Association
                            (as of June 30, 1995)

                                     Bank South                           NationsBank
                                     ----------                           -----------
Equity Securities                    1,500,000 shares common              _________ shares common
   Authorized                           $5.00 par value                      $__.__ par value

Outstanding Equity Securities        1,164,000 shares common              _________ shares common
                                        $5.00 par value                      $1.00 par value

Capital                              $_______ million                     $_______ million

Surplus                              $_______ million                     $_______ million

Unrealized Gain (Loss) on            $_______                             $_______
Investment Securities and
Investment Securities Held for
Sale

Undivided Profits                    $_______ million                     $_______ million

Total Stockholders'
   Equity                            $_______ million                     $_______ million